UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2009 (September 11, 2009)
KING PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Tennessee (State or Other Jurisdiction of Incorporation)	001-15875 (Commission File Number)	54-1684963 (IRS Employer Identification No.)

501 Fifth Street, Bristol, Tennessee (Address of principal executive offices)	37620 (Zip Code)
(423) 989-8000
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or By-laws.
     On September 11, 2009, the Board of Directors of King Pharmaceuticals, Inc. (the “Company”) approved and adopted amendments to the Company’s existing Amended and Restated Bylaws (the “Amended and Restated Bylaws” and, as amended, the “Second Amended and Restated Bylaws”) to amend Articles I and II of the Amended and Restated Bylaws to, among other things, (i) clarify the applicability of the advance notice provisions to all shareholder nominations and proposals and (ii) update the provisions of such Articles to require certain additional disclosures regarding shareholders proposing nominations or other business including, among other information, the disclosure of such shareholders’ interests in the Company’s securities (including derivative transactions), the disclosure of any contract, arrangement, understanding or relationship relating to a right to vote any shares of any security of the Company and the disclosure of other circumstances in which such shareholders have submitted substantially similar business for consideration at an annual or special meeting of the Company or another corporation.
     A copy of the Second Amended and Restated Bylaws is attached as Exhibit 3.1 to this Current Report on Form 8-K. A copy of the Second Amended and Restated Bylaws is available free of charge from the Company. The summary description of the amendments set forth herein does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Second Amended and Restated Bylaws, including the definitions contained therein, which is hereby incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of King Pharmaceuticals, Inc.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KING PHARMACEUTICALS, INC.
By:	/s/ Joseph Squicciarino
	Name:	Joseph Squicciarino
	Title:	Chief Financial Officer

Date: September 17, 2009

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of King Pharmaceuticals, Inc.

4